Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

C&K Group Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, no par value	(1)	457(a)	4,312,500	$5.00	$21,562,500.00	0.0001381	$2,977.78
Fees to be Paid	Equity	Class A ordinary shares, no par value	(2)	457(a)	1,568,000	$5.00	$7,840,000.00	0.0001381	$1,082.70

Total Offering Amounts:							$29,402,500.00		4,060.48
Total Fees Previously Paid:
Total Fee Offsets:									2,960.95
Net Fee Due:									$1,099.53

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Offering Note(s)

(1)	Includes 562,500 Class A ordinary shares that the underwriters have the option to purchase to cover any over-allotments.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. The price of $5.00 per share represents the high end of the proposed offering price range.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act. The price of $5.00 per share represents the high end of the proposed offering price range.

This Registration Statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by selling shareholders of the Registrant of 1,568,000 Class A ordinary shares previously issued to the selling shareholders as named in the Resale Prospectus.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	C K Group Ltd	(1)	F-1	333-287713	06/02/2025		$1,320.49	Equity	Class A ordinary shares		$8,625,000.00	$
Fee Offset Claims	C K Group Ltd	(2)	F-1	333-287713	06/02/2025		1,640.46	Equity	Class A ordinary shares		19,340,000.00
Fee Offset Sources	C K Group Ltd		F-1	333-287713		06/02/2025							1,320.49
Fee Offset Sources	C K Group Ltd		F-1	333-287713		08/25/2025							1,640.46

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant is partially offsetting the registration fee of $4,060.48 due under this registration statement by $2,960.95, which represents the registration fee previously paid with respect to $19,340,000 of unsold securities (the “Unsold Offset Securities”) previously registered on Form F-1 (File No. 333-287713), as amended (“Prior Registration Statement”). Accordingly, a registration fee of $1,099.53 is due to be paid at this time. The registrant has withdrawn the Prior Registration Statement and is relying on Rule 457(p) to apply the previously paid filing fees as an offset against the filing fee due under this registration statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	Pursuant to Rule 457(p) under the Securities Act, the registrant is partially offsetting the registration fee of $4,060.48 due under this registration statement by $2,960.95, which represents the registration fee previously paid with respect to $19,340,000 of unsold securities (the “Unsold Offset Securities”) previously registered on Form F-1 (File No. 333-287713), as amended (“Prior Registration Statement”). Accordingly, a registration fee of $1,099.53 is due to be paid at this time. The registrant has withdrawn the Prior Registration Statement and is relying on Rule 457(p) to apply the previously paid filing fees as an offset against the filing fee due under this registration statement.